COMMONWEALTH SHAREHOLDER SERVICES, INC.
              1500 FOREST AVENUE, SUITE 223, RICHMOND, VA  23229
                   (804) 285-8211  FAX (804) - 285-8251


September 2, 1999

Filing Desk
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Reference:        Monument Series Fund, Inc.
                  Monument Telecommunications Fund series
                  File Numbers:  333-26223 and 811-8199
                  Definitive Proxy Material
                  ------------------------------------------------

Gentlemen:

Transmitted herewith for electronic filing via the EDGAR system on behalf of Monument Series Fund, Inc., please find enclosed, pursuant to the requirements of rule 14a-6(b) under the Securities Exchange Act of 1934, a definitive proxy statement,  notice of meeting and form of proxy to be
furnished to  shareholders of  the  above   referenced  Fund  in  connection
with a special meeting of shareholders anticipated to be held on September 30, 1999.

At the special meeting, shareholders will vote to approve or disapprove a change to the investment strategy of the Monument Washington Aggressive Growth Fund (the "Fund") and to a corresponding change in the name of the Fund to the Monument Telecommunications Fund. Shareholders will also vote on whether to change the investment restrictions to permit concentration of assets in a single industry.

Proxy statements will first be mailed to shareholders on or after September 2, 1999. Please direct questions and comments relating to this filing to Beth-ann Roth at(703) 352-2252.

Sincerely,


/s/ Darryl S. Peay
--------------
Darryl S. Peay
Vice President

cc:  Beth-ann Roth

Enclosure

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE DAVID A. KUGLER AND G. FREDERIC WHITE, III TO VOTE EACH PROPOSAL AS MARKED. IF PROPERLY SIGNED AND RETURNED BUT NOT MARKED, YOUR PROXY WILL BE VOTED "FOR" PROPOSAL 1, AND AS THE DESIGNATED PROXIES CHOOSE ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.